UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

380 Madison Avenue

21st Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 14, 2012, we and certain of our existing stockholders entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by certain existing stockholders of 26,000,000 shares of our common stock, par value $0.01 per share. The price to the public in this offering was $6.10 per share. The Underwriters have a 30-day option to purchase up to an additional 3,868,185 shares from certain of the selling stockholders. WisdomTree will not receive any proceeds from this offering, and is not issuing any new shares; therefore, its total number of shares outstanding will not change as a result of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by us and the selling stockholders, customary conditions to closing, indemnification obligations of WisdomTree, the selling stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering was made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-184505) previously filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP relating to the legality of the sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On November 12, 2012, we issued a press release announcing that the selling stockholders had commenced the offering. On November 14, 2012, we issued a press release announcing that the selling stockholders had priced the offering. These press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated by reference herein.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements relating to our expectations with respect to the completion, timing and size of the offering. Additional risks and uncertainties relating to the offering, the Company and its business can be found under the heading “Risk Factors” in the Company’s preliminary prospectus supplement related to the offering filed with the SEC on November 13, 2012, and in our other filings with the SEC. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2012.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 12, 2012.

99.2	Press Release, dated November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: November 15, 2012
	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President—Business and Legal Affairs, Chief Legal officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2012.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 12, 2012.

99.2	Press Release, dated November 14, 2012.